                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant   [X]

Filed by Party other than the Registrant   [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CNBT BANCSHARES, INC.
                  -------------------------------------------
               (Name of Registrant as Specified in Its Charter)

       Randall W. Dobbs, 3520 Bellaire Boulevard, Bellaire, Texas 77401
       ----------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     _________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

     _________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     _________________________________________________________________

     4) Proposed maximum aggregate value of transaction:

     _________________________________________________________________

     5)  Total fee paid:

     _________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     _____________________________________________

     2) Form, Schedule, or Registration Statement No.:

     _____________________________________________

     3) Filing Party:

     _____________________________________________

     4) Date Filed:

     _____________________________________________

                             CNBT BANCSHARES, INC.
                            5320 Bellaire Boulevard
                             Bellaire, Texas 77401
                                 713-661-4444

                                                                  April 12, 1999



Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of CNBT Bancshares, Inc. The meeting will be held on Tuesday, May 18, 1999 at 3:00 p.m., Houston time, at the offices of Citizens National Bank of Texas (the "Bank"), 5320 Bellaire Boulevard, Bellaire, Texas 77401. We hope that you will be able to attend.

     Enclosed is a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy card, and a copy of the Company's 1998 Annual Report.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date, and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the meeting should you later decide to do so.

     Your cooperation in promptly submitting your proxy is greatly appreciated. On behalf of the Board of Directors, thank you for your cooperation and continued support.

Very truly yours,

/s/ Frank G. Cook                          /s/ Ralph Williams

Frank G. Cook                              Ralph Williams
Chairman of the Board                      President and Chief Executive Officer

                             CNBT BANCSHARES, INC.
                            5320 Bellaire Boulevard
                             Bellaire, Texas 77401
                        ------------------------------
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                                                                  April 12, 1999

TIME                  3:00 p.m. Houston time on Tuesday, May 18, 1999

PLACE Citizens National Bank of Texas, 5320 Bellaire Boulevard, Bellaire, Texas 77401

ITEMS OF BUSINESS     1. To elect 16 members to the Board of Directors for the
                         ensuing year

                      2. To ratify the Board of Directors'
                         appointment of Mann Frankfort Stein & Lipp as the Company's independent auditors for the fiscal year ending December 31, 1999

                      3. To transact such other business as may
                         properly come before the meeting

RECORD DATE           You are entitled to vote if you were a stockholder at the
                      close of business on March 31, 1999.

VOTING BY PROXY       Please submit a proxy as soon as possible so that your
                      shares can be voted at the meeting in accordance with your instructions. You may submit your proxy
                      (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the Questions and Answers, beginning on page 2 of this proxy statement and the instructions on the proxy card. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy statement.

                                    By order of the Board of Directors,

                                    /s/ KAY CRONOVER

                                    KAY CRONOVER
                                    Secretary

             PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY IN THE
                    ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY
                           BY PHONE OR THE INTERNET

                             CNBT BANCSHARES, INC.
                            5320 Bellaire Boulevard
                             Bellaire, Texas 77401
                        ------------------------------

                                PROXY STATEMENT

                        ------------------------------

    This Proxy Statement is furnished to the stockholders of CNBT Bancshares, Inc. (the "Company"), in connection with the solicitation by its Board of Directors of proxies to be voted at the 1999 Annual Meeting of Stockholders to be held on Tuesday, May 18, 1999, at 3:00 p.m., local time, at 5320 Bellaire Boulevard, Bellaire, Texas 77401, and at any adjournment or postponement thereof.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

    At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of' directors and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during 1998 and respond to questions from stockholders.

Who is entitled to vote?

    Only stockholders of record at the close of business on the record date, March 31, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

    All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

    Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

    Parking is available in the Bank's parking lot.

What constitutes a quorum?

    The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,911,117 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes that are voted on any matter will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

    If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

    If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

    If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

    Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

    Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

    . for election of the nominated slate of directors (see page 4); and . for ratification of the appointment of Mann Frankfort Stein & Lipp as the
      Company's independent auditors (see page 15)

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

    Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted in favor of or against such matter, although it will be counted as votes for purposes of determining whether there is a quorum.

    If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who will bear the cost of soliciting votes for the meeting?

    The cost of soliciting proxies will be paid by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of stock held in the name of such nominees. The solicitation of proxies will be by mail, telephone, or otherwise through the officers and regular employees of the Company and the Bank without special compensation therefor.

Who are the largest owners of the Company's stock?

    The Company knows of no single person or group that is the beneficial owner of more than 5% of the outstanding shares of Common Stock. The directors and officers of the Company, as a group, beneficially owned (including currently exercisable stock options) approximately 27.1% of the shares of Common Stock.

How much stock do the Company's directors and executive officers own?

    The table on page 16 shows the amount of common stock of the Company beneficially owned by the Company's directors, the executive officers of the Company named in the Summary Compensation Table on page 10, and the directors and executive officers of the Company as a group.

                             ELECTION OF DIRECTORS

    Article III, Section 2 of the Bylaws of the Company provides that the number of directors of the Company shall be set by the Board of Directors. The Company currently has 16 directors and three advisory directors. The nominees receiving an affirmative vote of a plurality of the shares entitled to vote and present, either in person or by proxy, at the Annual Meeting, will be elected as members of the Board. All of the elected directors will serve until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office.

    A stockholder may vote the number of shares owned by him or her for as many persons as there are directors to be elected. Cumulative voting is not permitted.

Nominees for Director

    The persons named as proxies in the enclosed form of proxy were selected by the Board, and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of John B. Barnes, William H. Bruecher, Jr., James K. Chancelor, C. Joe Chapman, Frank G. Cook, Robert C. Dawson, James B. Earthman, III, Lura M. Griffin, Alton L. Hollis, Joseph E. Ives, Larry L. January, Albert V. Kochran, I.W. Marks, David E. Preng, Mary A. Walker, and B. Ralph Williams as directors and Randall W. Dobbs, Sheila J. Duffy, and Robert J. Kramer as advisory directors. All of the nominees are current members of the Board. All of the nominees have consented to their nomination and will serve if elected to the Board. The Board of Directors of the Company is the same as the Board of Directors of the Bank.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

    The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board.

    Set forth below is a brief description of the background of the nominees for election as directors.

John B. Barnes.

    Mr. Barnes, age 56, has been a director of the Company since 1998 and the Bank since 1988. Mr. Barnes is the founder and President and Chief Executive Officer of Barney's Enterprises, Inc., a vending company, and Bar-Gal Enterprises, Inc., a management company.

William H. Bruecher, Jr.

    Mr. Bruecher, age 71, has been a director of the Company since 1998 and the Bank since 1985. Mr. Bruecher is retired. He was President of Damon Hardware, Inc. from 1984 to 1994.

James K. Chancelor.

    Mr. Chancelor, age 58, has been a director of the Company since 1998 and the Bank since December 1997. Mr. Chancelor is President and Chief Executive Officer of TRS Financial Services Corp. which he founded in 1974.

C. Joe Chapman.

    Mr. Chapman, age 75, has been a director of the Company since 1998 and the Bank since 1988. Mr. Chapman is retired. He was Chairman of the Board of Key Engineering, Inc., a Houston-based engineering contracting firm from 1980 to 1995. Mr. Chapman was Chairman of the Board of Chapman Engineers, Inc. from 1961 to 1979.

Frank G. Cook.

     Mr. Cook , age 73, has been a director of the Company since 1998 and of the Bank since 1983. He was a founder of the Bank in 1983, was President from 1983 until 1986, when he was elected Chairman of the Board, and was Chief Executive Officer from 1983 until 1992. Prior to joining the Bank, Mr. Cook was Executive Vice President and Cashier of First National Bank of Bellaire where he was employed from 1979 until 1981. From 1950 until 1979, Mr. Cook was employed by First State Bank of Bellaire; having advanced to the position of Executive Vice President and Cashier and Secretary to the Board of Directors at the time he left the bank.

Robert C. Dawson.

    Mr. Dawson, age 84, has been a director of the Company since 1998 and the Bank since 1983. Mr. Dawson is retired. He was President and General Manager of Dawson TV, Inc. from 1952 to 1996.

James B. Earthman, III.

    Mr. Earthman, age 64, has been a director of the Company since 1998 and the Bank since 1983. Mr. Earthman is President of Galveston Capital Corporation. He was Chairman of the Board of Earthman's, Inc., a funeral services company, from 1989 to 1994, when it was acquired by The Loewen Group, Inc. He also was Chairman of the Board of National Capitol Life Insurance Co. from 1989 to 1994. Mr. Earthman also practiced law with the firm of Jim Earthman & Associates, P.C. from 1973 to 1997.

Lura M. Griffin.

    Ms. Griffin, age 74, has been a director of the Company since 1998 and the Bank since 1992. Since 1985, Ms. Griffin has been Secretary of Bud Griffin Customer Service, Inc., a retail computer parts and service company with respect to equipment sold by Bud Griffin & Associates, a computer systems support business.

Alton L. Hollis.

    Mr. Hollis, age 70, has been a director of the Company since 1998 and the Bank since 1985. Mr. Hollis has been President and Chairman of the Board of Hollis Oil Company, an independent oil producer and operator since 1985.

Joseph E. Ives.

    Mr. Ives, age 54, has been a director of the Company since 1998 and the Bank since 1984. He joined the Bank as Senior Vice President and was elected Executive Vice President in 1986. Prior to joining the Bank, Mr. Ives was a Senior Vice President with Texas Commerce Bank - Stafford from 1981 to 1984. Prior to 1981, Mr. Ives was a loan officer with First National Bank of Bellaire and First State Bank of Bellaire.

Larry L. January.

    Mr. January, age 68, has been a director of the Company since 1998 and the Bank since 1983. Mr. January is retired. He was President of January Home Appliance Systems, an appliance sales company, which he founded in 1954, until 1992.

Albert V. Kochran.

    Mr. Kochran, age 74, has been a director of the Company since 1998 and the Bank since March 1998. Mr. Kochran has been Chairman of the Board of Southwest Houston Tire Sales, Inc. since 1976. From 1951 to 1976, he was sales manager of the Southwest Division of the Goodyear Tire and Rubber Company.

I.W. Marks.

    Mr. Marks, age 64, has been a director of the Company since 1998 and the Bank since 1983. Mr. Marks is President, Chief Executive Officer, and owner of I.W. Marks Jewelers, Inc., an independent jewelry business operating in the Southwest Houston area since 1978.

David E. Preng.

    Mr. Preng, age 52, has been a director of the Company since 1998 and the Bank since 1983. Mr. Preng is founder and since 1980, has been President of Preng & Associates, Inc., a retained executive search firm with offices in Houston, London, Moscow, and Vienna. Mr. Preng is a director of Box Energy Corporation.

Mary A. Walker.

    Ms. Walker, age 61, has been a director of the Company since 1998 and Bank since 1986. She joined the Bank as Vice President in 1983 and was elected a Director of the Bank in 1986 and a Senior Vice President in 1986. Prior to joining the Bank, Ms. Walker was employed with First National Bank of Bellaire as a Vice President and loan officer from 1979 to 1983.

B. Ralph Williams.

    Mr. Williams, age 58, has been a director of the Company since 1998 and the Bank since 1983. He was a founder of the Bank in 1983 and has been President since 1986 and Chief Executive Officer since 1992. Prior to joining the Bank, Mr. Williams was employed by East Texas National Bank of Palestine as a Vice President, Loan Officer, and Compliance Officer from 1981 to 1983. He was associated with First National Bank of Bellaire as Senior Vice President from 1979 to 1981, and with First State Bank of Bellaire from 1963 until 1979, initially as a teller, and in various capacities advancing to Senior Vice President. Mr. Williams was with Houston National Bank from 1958 to 1963.

    There is no family relationship between any director, executive officer, or person nominated or selected by the Board to become a director or executive officer.

Advisory Directors

    The Board of Directors has also elected three advisory directors: Randall W. Dobbs, Sheila J. Duffy, and Robert J. Kramer. The Advisory Directors attend all meetings of the Board of Directors but are not entitled to vote on matters presented to the Board of Directors for its approval.

Randall W. Dobbs.

    Mr. Dobbs, age 41, has been an advisory director of the Company since 1998 and the Bank since 1995. He joined the Bank as its first Cashier in 1983, became Chief of Operations in 1992, and Executive Vice President and Chief of Operations in 1996. Prior to joining the Bank, Mr. Dobbs was employed by Texas Bank & Trust from 1981 until 1983 and First National Bank of Bellaire from 1974 until 1981.

Sheila J. Duffy.

    Ms. Duffy, age 37, has been an Advisory Director of the Company since 1998. Ms. Duffy joined the Bank as President of the Sugar Land office in 1995 and was elected an Advisory Director of the Bank in November 1997. From February 1988 to July 1995, she was employed by Park National Bank - Stafford as a Vice President. From 1982 to 1988 she was employed by American National Bank, which was acquired by Park National Bank in 1988.

Robert J. Kramer.

    Mr. Kramer, age 57, has been an Advisory Director of the Company since 1998. Mr. Kramer joined the Bank on April 1, 1998, and was elected an Advisory Director of the Bank in June 1998. From July 1985 to April 1998, he was President and Chief Executive Officer of Independence Bank, N.A., Houston, Texas. From January 1983 to June 1985, he was President and Chief Executive Officer of Mont Belvieu State Bank, Mont Belvieu, Texas. From April 1975 to January 1983, he was Senior Vice President and cashier of Charter National Bank
- Colonial, Houston, Texas. Mr. Kramer has been active in banking in the Houston area since 1961.

What committees has the Board established?

    The Company has two committees: an Audit Committee and a Compensation Committee. In addition, the Bank has six committees: an Audit Committee, a Compensation Committee, a Personnel Committee, an Investment-Asset/Liability Committee, a Loan Committee, and a Strategic Planning Committee. The Board has no other standing committees. The Audit Committee and the Compensation Committee of the Company and the Bank have the same members.

    The Audit Committee currently consists of Mr. Hollis, Chairman, Ms Griffin, Mr. January, and Mr. Preng, none of whom is an employee of the Company or the Bank. The Audit Committee reviews the general scope of the audit conducted by the Company's and the Bank's independent auditors, the fees charged therefor, and matters relating to the Bank's internal control systems. In performing its functions, the Audit Committee meets separately with representatives of the Company's and the Bank's independent auditors and with representatives of senior management. The Audit Committee held four meetings in 1998.

    The Compensation Committee currently consists of Mr. Barnes, Chairman, Mr. Bruecher, Mr. Marks, Mr. Preng, Mr. Dawson, and Mr. Hollis. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company and the Bank, administers the Company's stock option plans, and makes recommendations to the Board of Directors as to option grants to Bank employees under such plans. The Compensation Committee held one meeting in 1998.

    The Personnel Committee currently consists of Mr. Barnes, Chairman, Mr. Cook, Mr. Dawson, Mr. Dobbs, Ms. Griffin, Mr. Hollis, Mr. Ives, and Mr. Williams. The primary function of the Personnel Committee is to set compensation for all personnel of the Bank other than officers. The Personnel Committee met once during 1998.

    The Investment-Asset/Liability Committee currently consists of Mr. Cook, Chairman, Mr. Hollis, Vice Chairman, Mr. Barnes, Mr. Dobbs, Mr. January, Mr. Preng, and Mr. Williams. The primary function of the Investment-Asset/Liability Committee is to plan and control the process of matching the mix and maturities of assets and liabilities of the Bank in ways that will provide a favorable and even flow of net interest income while assuming reasonable business risk. The Investment-Asset/Liability Committee met five times during 1998.

    The Loan Committee currently consists of Mr. Williams, Chairman, Mr. Barnes, Mr. Bruecher, Mr. Cook, Mr. Dawson, Mr. Dobbs, Mr. Hollis, Mr. Ives, and Ms. Walker, and Peggy Cook, John M. James, and Sandra Scott. The primary function of the Loan Committee is to review and approve requests for loans in excess of the established lending authority of the officers of the Bank. The Loan Committee meets as needed to approve loan applications and met 72 times during 1998.

    The Strategic Planning Committee currently consists of Mr. Preng, Chairman, Mr. Barnes, Mr. Cook, Mr. Dawson, Mr. Dobbs, Ms. Duffy, Mr. Earthman, Mr. Hollis, Mr. Ives, Mr. Marks, and Mr. Williams. The primary function of the Strategic Planning Committee is to develop and review the Bank's strategic plan including the expansion of facilities and services and the development of new products. The Strategic Planning Committee met once during 1998.

How often did the Board and its committees meet during 1998?

    During 1998, the Board met in person 12 times (including the Annual Meeting), the Audit Committee held four meetings, and the Compensation Committee met once. All directors attended more than 75% of the meetings held by the Board or the committees of the Board on which they served.

    The Restated Certificate of Incorporation and Bylaws of the Company provide for the indemnification of the Company's directors in connection with their activities as directors.

Compensation of Directors

    Directors of the Company and the Bank receive a fee of $500 for each meeting of the Board of Directors attended and $75 for each committee meeting attended.

Nomination of Directors

    In the event a stockholder entitled to vote for the election of directors at a meeting wishes to make a director nomination at a stockholders meeting, written notice of such stockholder's intent to make such nomination must be given, either by personal delivery or by U.S. mail, postage prepaid, to the President of the Company, 5320 Bellaire Boulevard, Bellaire, Texas 77401, not less than 60 nor more than 90 days prior to the meeting. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination, (b) the name, age, business address, home address and principal occupation of the person or persons to be nominated; (c) the principal occupation of the person or persons nominated; (d) the total number of shares of capital stock of the Company that will be voted for each person nominated; (e) the number of shares of capital stock owned by the notifying stockholder; (f) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(g) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (h) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (i) the written consent of each nominee to serve as a director of the Company if so elected. The chairman of the stockholder meeting shall determine if a nomination complies with the foregoing requirements and may disregard the nomination of any person not made in compliance with the foregoing procedure.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    No executive officers or employees of the Company or the Bank were members of the Compensation Committee during 1998.

Executive Compensation and Other Information

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executives").

                                                      Annual                  Long-Term
                                                   Compensation              Compensation
                                                   ------------              ------------
                                                                                 Stock
           Name and                                                            Underlying      All Other
       Principal Position               Year   Salary($)      Bonus ($)        Options(#)    Compensation(1)
       -------------------              ----   ---------      ---------        ----------    ---------------
B. Ralph Williams....................   1998   $175,000       $  40,000             --         $  16,991
 President and                          1997    144,000          25,000         10,000            17,201
 Chief Executive Officer                1996    121,000          21,000             --            12,944

Frank G. Cook........................   1998    110,000         50,000             --            18,206
 Chairman of the Board                  1997    110,000          35,000         10,000            19,073
                                        1996    110,000          25,000             --            13,840

Joseph E. Ives.......................   1998     96,000          10,000             --            13,312
 Executive Vice President               1997     91,800          10,000         10,000            13,560
                                        1996     89,400           7,500             --            10,856

Randall W. Dobbs.....................   1998     92,000          10,000             --            12,887
 Executive Vice President, Cashier      1997     84,100          10,000         10,000            12,200
 and Chief of Operations                1996     79,300           7,500             --             9,798

Sheila J. Duffy......................   1998     92,000          15,000              -
 President of Sugar Land Office         1997     80,000          15,000         10,000             6,769
                                        1996     71,750          10,000              -             4,345
------------------

(1) Includes fees for Director's meetings attended, the Company's contribution to the Company's 401(k) plan, and premiums on additional life insurance.

    No options were granted to the officers named above under the Company's stock option plans in 1998.

Stock Option Exercises and Fiscal Year-End Values

    The following table sets forth certain information concerning the value realized on the exercise of stock options by the Named Executives during 1998 and the value of unexercised options held by each of the Named Executives at December 31, 1998.

                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                           Shares                                 Options at              In-the-Money Options at
                         Acquired on    Value                  December 31, 1998            December 31, 1998(1)
                          Exercise     Realized           Exercisable    Unexercisable   Exercisable   Unexercisable
                          --------     --------           -----------    -------------   -----------   -------------
B. Ralph Williams...        10,000     $131,250              19,040          10,000       $135,660        $ 8,750
Frank G. Cook.......            --          -                     -          10,000              -          8,750
Joseph E. Ives......         8,000      105,000               6,520          10,000         46,455          8,750
Randall W. Dobbs....         1,000       11,188               8,800          10,000         62,700          8,750
Sheila J. Duffy.....             -            -               2,420          19,680          8,894         44,324
------------

(1) The value is based on a closing price of $9.875 per share on December 31, 1998.

Severance Agreements

    The Board of Directors has entered into agreements with Messrs. Williams, Dobbs, Ives, and Kramer and Ms. Walker and Duffy and John M. James which provide generally that in the case of a change in control of the Company and the discharge of any such officer without cause within two years after such change in control, such officer will be paid for two years and eleven months at their current salary. To be eligible for such payment, the named officers must remain in the Company's employ until the change in control is completed.

Employee Stock Option Plans

    The stockholders of the Company approved employee stock option plans in 1992, 1994, 1995, and 1997, providing for the grant of options, after adjustment for stock splits and dividends, for 72,600, 36,300, 12,100, and 95,000 shares, respectively. Options granted under the plans may be either "non-qualified" or "incentive" stock options. The price at which options may be granted may not be less than the fair market value on the dates of grant. Generally, under the plans, options vest 20% at the end of the third year following the date of grant, an additional 20% at the end of each of the two following years, and are exercisable in full at the end of the sixth year following the date of grant. Options must be exercised within ten years following the date of grant or no more than three months after the optionee's termination of employment with the Company, if earlier.

    At December 31, 1998, options for 169,530 shares granted to 17 employees were outstanding, with per share exercise prices ranging from $2.75 to $10.50 per share (as adjusted for subsequent stock dividends and stock splits), and of the outstanding options, options to purchase an aggregate of 50,090 shares were exercisable.

401(k) Plan

    In 1991, the Bank adopted a contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) (the "401(k) Plan") covering substantially all employees. Each year the Bank determines, at its discretion, the amount of contributions to the 401(k) Plan. Total plan expense charged to the Company's operations for 1998, 1997, and 1996 was approximately $200,000, $180,000, and $128,000, respectively.

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee annually evaluates the performance of management, reviews the compensation levels of members of management, and considers management succession and related matters. The Committee reviews with the Board of Directors in detail all of compensation for the seven officers who constitute the Company's senior management group including a recommendation for annual cash bonuses and grants of stock options.

    The Compensation Committee administers an executive compensation plan which is designed to:

    1. Allow the Company to compete for and retain executives critical to the Company's future success by providing compensation that is commensurate with the Company's position as a well-capitalized institution which is engaged in various activities to enhance its business.

    2. Align the interest of its executives with the interest of the Board of Directors and the Company's stockholders by providing performance based awards through annual cash bonuses and salary increases.

    3. Increase ownership in the Company Common Stock by the Company's senior management through the grant of stock options, thereby providing further incentive to senior officers to improve the performance of the Company and the Company's Common Stock.

    The Compensation Committee believes that compensation for the senior management of the Company should be based on achievement of an overall corporate profit goal as well as business and individual goals and should provide an incentive for effective management of the Company's assets.

    In 1998, the Compensation Committee based its evaluation of the performance and compensation of the chief executive officer and the other executive officers primarily on their leadership and performance in achieving the 1998 corporate performance goals of the Company as well as on peer data for comparable positions in financial institutions of a similar size.

                                    John B. Barnes, Chairman
                                    David E. Preng
                                    William H. Bruecher, Jr.
                                    Alton L. Hollis
                                    I.W. Marks

Stock Performance Graph

    The graph below provides an indicator of cumulative total stockholder returns for the Company as compared with the Nasdaq National Market Composite Index and the Nasdaq Composite Bank Stock Index. This graph covers the period from October 1, 1997, when the Company Common Stock was first traded on the Nasdaq Stock Market, through December 31, 1998, and assumes that $100 was invested on October 1, 1997, in the Company Common Stock, the Nasdaq National Market Composite Index and the Nasdaq Composite Bank Stock Index, and that all dividends were reinvested. The historical stock price performance for the Company's Common Stock shown on the graph is not necessarily indicative of future stock performance.


                             [GRAPH APPEARS HERE]


--------------------------------------------------------------------------------
                         October 1, 1997   December 31, 1997   December 31, 1998
--------------------------------------------------------------------------------
Company Common Stock*       $ 100.00            $ 102.04            $ 84.09
--------------------------------------------------------------------------------
Nasdaq NMS Composite          100.00               92.97             130.37
--------------------------------------------------------------------------------
Nasdaq Composite Bank Index   100.00              105.26              96.58
-------------------------------------------------------------------------------

* Based on a closing price on October 1, 1997, of $12.25. If the initial offering price of $10.50 per share was used, the values at December 31, 1997, and 1998, would be $119.05 and $98.10, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

    Under the federal securities laws, the Company's directors, executive (and certain other) officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation and the Company is required to report in this proxy statement any failure to file by these dates in 1998. All of these filings were satisfied by the Company's directors, officers, and ten percent holders.

    As of April 10, 1999, the Company believes that all directors, officers and ten percent holders are current in their filings. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of reports that they have filed with the SEC.

Interests of Management and Others in Certain Transactions

    Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships, and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 1998, the Bank made loans in the ordinary course of business to certain directors of the Company and the Bank and their associates, all of which the Company believes were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers, and principal stockholders of the Company and the Bank (i.e., those who own 10% or more of the outstanding shares of Common Stock) are subject to limitations contained in the Federal Reserve Act and regulations issued by the Federal Reserve Board, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and principal stockholders satisfy the foregoing standards. On December 31, 1998, all of such loans aggregated approximately $1,510,000, which was 4.77% of the Bank's Tier 1 capital at such date. The Bank expects to have such transactions or transactions on a similar basis with its directors, executive officers, and principal stockholders and their associates in the future.

                 RATIFICATION OF THE SELECTION OF INDEPENDENT
                             AUDITORS FOR THE BANK

    The Board of Directors of the Company has selected the accounting firm of Mann Frankfort Stein & Lipp, Certified Public Accountants, a Professional Corporation, to audit the Company's financial statements for, and otherwise act as the Company's independent accountants with respect to the fiscal year ending December 31, 1999. In accordance with the Board's resolution, the selection of Mann Frankfort Stein & Lipp for the current fiscal year is submitted to stockholders for ratification. The Company knows of no direct or indirect financial interest by Mann Frankfort Stein & Lipp in the Company.

    Mann Frankfort Stein & Lipp, served as the Company's independent auditors for the 1998 fiscal year. In addition to performing customary audit services, Mann Frankfort Stein & Lipp assisted the Company and the Bank with the preparation of its federal and state tax returns and provided assistance in connection with regulatory matters, charging the Company and the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Bank's Board of Directors after the Board of Directors reviewed the nature and expense associated with such services and concluded that there was no effect on the independence of the accountants. The Company has been advised by Mann Frankfort Stein & Lipp that none of its members has any financial interest in the Company.

    A representative of Mann Frankfort Stein & Lipp is expected to be present at the Annual Meeting and will be available to make a statement if he or she so desires, and to respond to appropriate questions of the stockholders.

    The proposal to ratify the appointment of Mann Frankfort Stein & Lipp as the Company's independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999, by (i) each director, (ii) each of the Named Executives, (iii) each person who is known by the Company to own beneficially 5% or more of the Common Stock, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.

                                       Number of      Percentage
                                        Shares     Beneficially Owned
                                        ------     ------------------
John B. Barnes.....................     144,336           2.9%
William H. Bruecher, Jr............      24,442             *
C. Joe Chapman.....................      61,752           1.3
James K. Chancelor.................      23,000             *
Frank G. Cook......................     159,216           3.2
Robert C. Dawson...................      63,290           1.3
Randall W. Dobbs...................      28,153(1)          *
James B. Earthman III..............      63,654           1.3
Lura M. Griffin....................      20,328             *
Alton L. Hollis....................      87,296           1.8
Joseph E. Ives.....................      24,782(2)          *
Larry L. January...................      65,731           1.3
Albert V. Kochran..................      20,333(3)          *
I.W. Marks.........................     238,580(4)        4.9
David E. Preng.....................     174,950(5)        3.6
Mary A. Walker.....................      44,611(6)          *
B. Ralph Williams..................     100,809(7)        2.0
Directors and Executive Officers
  as a Group (20 persons)..........   1,345,263(8)       27.1

------------
* Does not exceed 1.0%.
(1) Includes 8,800 shares that may be acquired within 60 days pursuant to outstanding stock options.
(2) Includes 2,904 shares that may be acquired within 60 days pursuant to outstanding stock options.
(3) Includes 17,649 shares owned by Kochran Family Living Trust.
(4) Mr. Marks address is 3841 Bellaire Boulevard, Houston, Texas 77025.
(5) Includes 11,000 shares owned by Mr. Preng's wife, Joanne. Mr. Preng's address is 2925 Briarpark, Suite 1111, Houston, Texas 77042.
(6) Includes 10,890 shares that may be acquired within 60 days pursuant to outstanding stock options.
(7) Includes 19,040 shares that may be acquired within 60 days pursuant to outstanding stock options.
(8) Includes 46,474 shares that may be acquired within 60 days pursuant to outstanding stock options.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Any record or beneficial owner of Common Stock , in accordance with and subject to the provisions of the proxy rules of the SEC and the Bylaws of the Company, may submit proposals on proper subjects for action at the 2000 Annual Meeting of Stockholders of the Holding Company. All such proposals must be mailed to CNBT Bancshares, Inc., 5320 Bellaire Boulevard, Bellaire, Texas 77401, attention: Randall W. Dobbs, and must be received at that address no later that December 1, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting. Submission of a stockholder proposal does not guarantee inclusion in the Company's proxy statement or form of proxy because certain SEC rules must be met.

    Under the Company's Bylaws, nominations for director may be made only by the Board of Directors or by a stockholder entitled to vote who delivers a notice to the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting. For the Company's meeting in the year 2000, the Company must receive this notice on or after February 17, 2000, and on or before March 19, 2000.

    The Bylaws also provide that no business may be brought before an annual meeting unless it has been properly brought before the meeting. To be properly brought before the meeting a stockholder must deliver a written notice to the Company of the stockholder's intention to present a proposal (containing certain information specified in the Bylaws) within the time limits described above for delivering of notice of a nomination for the election of a director. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than pursuant to the procedures in SEC Rule 14a-8. The chairman of the meeting will determine if a proposal is properly brought before the meeting and if it is determined that a proposal is not properly brought before the meeting, no action shall be taken on such proposal.

    The proxy solicited by the Board of Directors for the 2000 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February 15, 2000.

    A copy of the full text of the Bylaws provisions discussed above may be obtained by writing to CNBT Bancshares, Inc., 5320 Bellaire Boulevard, Bellaire, Texas 77401, attention: Randall W. Dobbs

                                 ANNUAL REPORT

    The financial statements of the Company are contained in the 1998 Annual Report to Stockholders, which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. Copies of the Company's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1998, are available without charge upon request. Please direct your request to CNBT Bancshares, Inc., Attention: Investor Relations, 5320 Bellaire Boulevard, Bellaire, Texas 77401, (713) 661-4444.

                                 OTHER MATTERS

    The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matters.

    In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Annual Meeting, the individuals named as proxies may move for one or more adjournments of the Annual Meeting to permit further solicitation of proxies with respect to any such proposals.

                             CNBT BANCSHARES, INC.

                            5320 Bellaire Boulevard
                             Bellaire, Texas 77401

     This Proxy is solicited on behalf of the Board of Directors of CNBT Bancshares, Inc. (the "Company") for the Annual Meeting of Stockholders on May 18, 1999.

     The undersigned hereby constitutes and appoints B. Ralph Williams or Frank
G. Cook, or either of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of CNBT Bancshares, Inc. to be held on May 18, 1999, at 3:00 p.m. local time, at 5320 Bellaire Boulevard, Bellaire, Texas 77401, or any adjournment thereof (the "Annual Meeting") and to vote the shares of Common Stock, $1.00 par value per share, of the Company ("Shares"), standing in the name of the undersigned on the books of the Company on March 31, 1999, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

     The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

           _________________________________________________________
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     The Board of Directors recommends a vote FOR the election of the nominees and FOR proposal 2 and if no specification is made, the Shares will be voted for said nominees and proposals.

1. Election of Directors. The sixteen nominees for a one-year term or until their successors are elected and shall qualify are: John B. Barnes, William
     H. Bruecher, Jr., James K. Chancelor, C. Joe Chapman, Frank G. Cook, Robert
     C. Dawson, James B. Earthman, III, Lura M. Griffin, Alton L. Hollis, Joseph
     E. Ives, Larry L. January, Albert V. Kochran, I.W. Marks, David E. Preng, Mary A. Walker, and B. Ralph Williams. You may withhold authority to vote for any nominee as you indicate below:

     FOR _______   WITHHELD _______  _____________________________________
                                     FOR ALL NOMINEES EXCEPT AS NOTED

2. Ratification of the appointment of Mann Frankfort Stein & Lipp as the independent auditors of the Bank for the fiscal year ending December 31, 1999:

     FOR __________   AGAINST ___________  ABSTAIN ___________

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     FOR __________   AGAINST ___________  ABSTAIN ___________

                              Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                              Date_____________________________________

                              Signature _________________________________

                              Signature _________________________________